   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1996

                                                      REGISTRATION NO. 333-3368
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                 PRE-EFFECTIVE

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           INNOVASIVE DEVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

      MASSACHUSETTS                  3842                    04-3132641
                               (PRIMARY STANDARD               (I.R.S.
     (STATE OR OTHER              INDUSTRIAL           EMPLOYERIDENTIFICATION
     JURISDICTION OF          CLASSIFICATION CODE              NUMBER)
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                               ----------------

                              734 FOREST STREET,
                     MARLBOROUGH, MASSACHUSETTS 01752-3032
                                (508) 460-8229
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

 RICHARD D. RANDALL PRESIDENT AND CHIEF EXECUTIVE OFFICER INNOVASIVE DEVICES,
  INC. 734 FOREST STREET MARLBOROUGH, MASSACHUSETTS 01752-3032 (508) 460-8229 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
  ROSLYN G. DAUM, ESQ.CHOATE, HALL &     RUFUS C. KING, ESQ.TESTA, HURWITZ &
     STEWARTEXCHANGE PLACE53 STATE       THIBEAULT, LLP HIGH STREET TOWER125
  STREETBOSTON, MASSACHUSETTS 02109-      HIGH STREETBOSTON, MASSACHUSETTS
          2891(617) 248-5000                     02110(617) 248-7000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]


                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                               EXPLANATORY NOTE

This Pre-Effective Amendment No 3 is being filed solely for the purpose of filing Exhibit 10.9.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 16. EXHIBITS

   EXHIBIT
     NO.                               DESCRIPTION
   -------                             -----------
    *1.1   Form of Underwriting Agreement
    *3.1   Second Restated Articles of Organization
    *3.2   Articles of Amendment to Second Restated Articles of Organization,
           to be effective prior to the effectiveness of this offering
    *3.3   Third Restated Articles of Organization, to be effective upon the closing of this offering
    *3.4   Amended and Restated By-laws of the Registrant
    *4.1   Specimen Certificate representing the Common Stock
    *4.2   Amended and Restated Rights Agreement dated as of October 17, 1995 by and among the Company, the Founders (as defined therein), the holders of the Series A Preferred Stock and the holders of the
           Series B Preferred Stock.
    *4.3   Amendment to Amended and Restated Rights Agreement dated as of
           October 17, 1995 by and among the Company, the Founders (as defined therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock
     *4.4  Amended and Restated Stockholders' Voting Agreement dated as of
           October 17, 1995 by and among the Company, the Founders (as defined therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock
     *4.5  Amendment to Amended and Restated Stockholders' Voting Agreement
           dated as of October 17, 1995 by and among the Company, the founders
           (as defined therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock
     *5.1  Opinion of Choate, Hall & Stewart
     *9.1  James E. Nicholson Voting Trust dated February 22, 1994
     *9.2  Anthony J. May Voting Trust dated March 28, 1996
    *10.1  1992 MinVasive Stock Option Plan
    *10.2  1996 Omnibus Stock Option Plan
    *10.3  1996 Non-Employee Director Stock Option Plan
    *10.4  1996 Employee Stock Purchase Plan
    *10.5  Form of Standard Non-qualified Stock Option Agreement
    *10.6  Form of Standard Incentive Stock Option Agreement
    *10.7  Form of Standard Stock Option Agreement for Sales and Marketing
           Personnel
    *10.8  Form of Standard Stock Option Agreement for Sales and Marketing
           Personnel (with cliff vesting)
    +10.9  Research and Development Agreement between the Registrant and
           Collagen Corporation dated October 17, 1995
   *+10.10 Distribution Agreement between the Registrant and Collagen
           Corporation dated October 17, 1995
    *10.11 Manufacturing and Supply Agreement between the Registrant and
           Collagen Corporation dated October 17, 1995
    *10.12 Lease dated March 12, 1996 between New Boston Wilmar Limited
           Partnership and the Registrant for 28,657 square feet of space at
           734 Forest Street, Marlborough, Massachusetts
    *10.13 Lease dated April 29, 1994 between Thomas B. O'Brien as Trustee of the Jelric Realty Trust u/d/t dated September 19, 1968 and the
           Registrant for 6,000 square feet of space at 100 South Street,
           Hopkinton, Massachusetts
    *11.1  Statement regarding Computation of Net Loss per Common Share
    *24.1  Consent of Price Waterhouse LLP
    *24.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1)
    *24.3  Consent of Pandiscio & Pandiscio, P.C.
    *25.1  Power of Attorney (See page II-4)
    *27.1  Financial Data Schedule

- --------
*Previously filed.
+Confidential Treatment requested as to certain portions

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-3368 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MARLBOROUGH, MASSACHUSETTS ON JUNE 4TH, 1996.

                                          Innovasive Devices, Inc.

                                                  /s/ Richard D. Randall
                                          By: _________________________________
                                              RICHARD D. RANDALLPRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-3368 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 4TH, 1996

              SIGNATURE                       TITLE(S)

       /s/ Richard D. Randall           President, Chief
- -------------------------------------    Executive Officer
         RICHARD D. RANDALL              and Director
                                         (Principal
                                         Executive Officer)

        /s/ James V. Barrile            Executive Vice
- -------------------------------------    President of
          JAMES V. BARRILE               Finance, Chief
                                         Financial Officer
                                         and Treasurer
                                         (Principal
                                         Financial and
                                         Accounting Officer)

                  *                     Director
- -------------------------------------
         JAMES E. NICHOLSON

                  *                     Director
- -------------------------------------
        JOSEPH A. CIFFOLILLO

                  *                     Director
- -------------------------------------
         THOMAS C. MCCONNELL

                  *                     Director
- -------------------------------------
          ROBERT R. MOMSEN

                  *                     Director
- -------------------------------------

         HOWARD D. PALEFSKY
       /s/ Richard D. Randall
*By: ________________________________
 RICHARD D. RANDALL, ASATTORNEY-IN-
     FACT FOR EACH OFTHE PERSONS
              INDICATED

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
   *1.1  Form of Underwriting Agreement
   *3.1  Second Restated Articles of Organization
   *3.2  Articles of Amendment to Second Restated Articles of
         Organization, to be effective prior to the effectiveness of this offering
   *3.3  Third Restated Articles of Organization, to be effective upon the closing of this offering
   *3.4  Amended and Restated By-laws of the Registrant
   *4.1  Specimen Certificate representing the Common Stock
   *4.2  Amended and Restated Rights Agreement dated as of October 17,
         1995 by and among the Company, the Founders (as defined
         therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock.
   *4.3  Amendment to Amended and Restated Rights Agreement dated as of
         October 17, 1995 by and among the Company, the Founders (as defined therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock
   *4.4  Amended and Restated Stockholders' Voting Agreement dated as of
         October 17, 1995 by and among the Company, the Founders (as defined therein), the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock
   *4.5  Amendment to Amended and Restated Stockholders' Voting
         Agreement dated as of October 17, 1995 by and among the
         Company, the founders (as defined therein), the holders of the
         Series A Preferred Stock and the holders of the Series B
         Preferred Stock
   *5.1  Opinion of Choate, Hall & Stewart
   *9.1  James E. Nicholson Voting Trust dated February 22, 1994
   *9.2  Anthony J. May Voting Trust dated March 28, 1996
  *10.1  1992 MinVasive Stock Option Plan
  *10.2  1996 Omnibus Stock Option Plan
  *10.3  1996 Non-Employee Director Stock Option Plan
  *10.4  1996 Employee Stock Purchase Plan
  *10.5  Form of Standard Non-qualified Stock Option Agreement
  *10.6  Form of Standard Incentive Stock Option Agreement
  *10.7  Form of Standard Stock Option Agreement for Sales and Marketing
         Personnel
  *10.8  Form of Standard Stock Option Agreement for Sales and Marketing
         Personnel (with cliff vesting)
  +10.9  Research and Development Agreement between the Registrant and
         Collagen Corporation dated October 17, 1995
 *+10.10 Distribution Agreement between the Registrant and Collagen
         Corporation dated October 17, 1995
  *10.11 Manufacturing and Supply Agreement between the Registrant and
         Collagen Corporation dated October 17, 1995
  *10.12 Lease dated March 12, 1996 between New Boston Wilmar Limited
         Partnership and the Registrant for 28,657 square feet of space at 734 Forest Street, Marlborough, Massachusetts
  *10.13 Lease dated April 29, 1994 between Thomas B. O'Brien as Trustee of the Jelric Realty Trust u/d/t dated September 19, 1968 and the Registrant for 6,000 square feet of space at 100 South
         Street, Hopkinton, Massachusetts
  *11.1  Statement regarding Computation of Net Loss per Common Share
  *24.1  Consent of Price Waterhouse LLP
  *24.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1)
  *24.3  Consent of Pandiscio & Pandiscio, P.C.
  *25.1  Power of Attorney (See page II-4)
  *27.1  Financial Data Schedule

- --------
*Previously filed
+Confidential Treatment requested as to certain portions